Exhibit 5.8

As of December 15, 2011

Milcreek Schools Inc.

Rehabilitation Centers, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Mississippi counsel for Millcreek Schools Inc., a Mississippi corporation and Rehabilitation Centers, Inc., a Mississippi corporation, (individually, a “Mississippi Guarantor” and collectively, the “Mississippi Guarantors”), in connection with the proposed guarantee from each of the Mississippi Guarantors, along with the other guarantors under the Indenture (as hereinafter defined), of $150,000,000 in aggregate principal amount of 12.875% Senior Notes due 2018 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 15, 2011, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by the each of Mississippi Guarantors (individually a “Guarantee” and collectively, the “Guarantees”), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of November 1, 2011 (the “Indenture”), by and among the Company, the guarantors named therein including, but not limited to, the Mississippi Guarantors and U.S. Bank National Association, as trustee.

In connection with this opinion, we have reviewed executed copies of the following documents, except of the Registration Statement, of which we have reviewed an execution copy (items 1 through 3, inclusive, below are collectively referred to herein as the “Transaction Documents”):

1. The Indenture;

2. The Registration Statement;

Post Office Box 6010 Ridgeland, MS 39158-6010	T 601.948.5711	Suite 1400
	F 601.985.4500 www.butlersnow.com	1020 Highland Colony Parkway Ridgeland, MS 39157

BUTLER, SNOW, O’MARA, STEVENS & CANNADA, PLLC

Millcreek Schools Inc.

Rehabilitation Centers, Inc.

As of December 15, 2011

3. The Registration Rights Agreement, dated as of November 1, 2011, by and among the Company, the guarantors named therein, including, but not limited to, the Mississippi Guarantors, and Jefferies & Company, Inc., as initial purchaser;

4. Organizational documents of the Mississippi Guarantors; and

5. Resolutions of Boards of Directors of the Mississippi Guarantors.

For purposes of this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the authority of all persons signing all documents in connection with this opinion other than the Mississippi Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Mississippi Guarantors. As to various facts material to the opinions set forth herein, we have relied upon statements and representations made by the officers and other representatives of the Company and the Mississippi Guarantors, which facts we have not independently verified.

The opinions set forth herein are limited to the law of the State of Mississippi (the “State”) and the applicable federal law of the United States, and we express no opinion herein as to the law of any other jurisdiction.

In rendering the opinions expressed herein, we have assumed, without inquiry or investigation, that there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence involved with respect to any party and that each party has complied with any requirement of good faith, fair dealing and conscionability.

For purpose of this opinion, we have also assumed that:

1. The Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

2. Any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

3. The Initial Notes (as defined in the Indenture) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

Millcreek Schools Inc.

Rehabilitation Centers, Inc.

As of December 15, 2011

4. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

5. The Company and the Mississippi Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon and subject to the foregoing, we are of the opinion that:

1. Each of the Mississippi Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Mississippi. Our opinions in this Section 1 are based solely upon our examination of a Certificate of Existence of each of the Mississippi Subsidiaries issued by the Secretary of State of Mississippi dated October 3, 2011 and are limited to the meaning ascribed to such certificates by the said Secretary of State.

2. Each of the Mississippi Guarantors has the corporate power and authority to enter into and perform its obligations under the Indenture and respective Guarantee.

3. Each Mississippi Guarantor has taken all necessary corporate action to authorize the execution of the Indenture and its respective Guarantee.

4. The execution and delivery by each of the Mississippi Guarantors of the Indenture and its respective Guarantee do not, and the performance by the Mississippi Guarantors of their obligations thereunder will not, conflict with or constitute a breach of or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of (i) the respective articles of incorporation or bylaws of the Mississippi Guarantors or (ii) any statute or governmental rule or regulation of the State which is binding upon a Mississippi Guarantor.

5. Under existing provisions of law, no authorization, approval, consent, order, filing or registration of or from any governmental or regulatory body in the State was required in connection with the execution and delivery of the Indenture by the Mississippi Guarantors or is required for the issuance by the Mississippi Guarantors of the Guarantees.

This opinion letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. In every instance in this opinion where we have relied on a document prepared, conclusion drawn, or certification made, by another person

Millcreek Schools Inc.

Rehabilitation Centers, Inc.

As of December 15, 2011

or entity, we have made no investigation of that other person or entity for purposes of corroborating the accuracy of any information or representations provided to us by that other person or entity; however, we have no knowledge of any facts which would lead us to believe such matters to untrue or inaccurate. Wherever we indicate that our opinion is to our knowledge or is based on our knowledge, our opinion is based solely on (i) the current actual knowledge of the attorneys currently with the firm who have represented the Mississippi Guarantors in connection with the Transaction Documents, and (ii) the representations and warranties of said parties contained in the Transaction Documents, which have not been independently investigated or verified by us.

This opinion letter is made as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, including, without limitation, any changes in Mississippi law. Insofar as the opinions herein relate to any actions to be taken after the date of this letter, the opinions are limited to the facts as they exist and the date hereof.

This opinion letter is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.8 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Butler, Snow, O’Mara, Stevens & Cannada, PLLC

BUTLER, SNOW, O’MARA, STEVENS & CANNADA, PLLC